As filed with the Securities and Exchange Commission on March 7, 2006.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TECO Energy, Inc.

Tampa Electric Company

(Exact name of registrant as specified in its charter)

Florida	59-2052286
Florida	59-0475140
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

702 North Franklin Street

Tampa, Florida 33602

(813) 228-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David E. Schwartz, Esq.

Secretary

TECO Energy, Inc.

702 North Franklin Street

Tampa, Florida 33602

(813) 228-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Stanley Keller, Esq.

Edwards Angell Palmer & Dodge LLP

111 Huntington Avenue

Boston, Massachusetts 02199-7613

(617) 239-0100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Securities of TECO Energy, Inc.
Debt Securities
Preferred Stock, $1.00 par value per share
Common Stock, $1.00 par value per share (2)	(1)
Stock Purchase Contracts and Stock Purchase Units (3)
Warrants
Securities of Tampa Electric Company
Debt Securities

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depository shares. In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee, except for $15,568 that has already been paid with respect to $169,218,450 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-102018 of TECO Energy, Inc., and were not sold thereunder and for $36,800 that has already been paid with respect to $400,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-91602 of Tampa Electric Company and were not sold thereunder.

(2)	Includes associated common stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

(3)	Securities may be sold pursuant to stock purchase contracts providing for payment and delivery of securities on a specified future date. The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder and may include hybrid securities involving a combination of features of certain of the securities listed above.

TECO ENERGY, INC.

Debt Securities

Preferred Stock

Common Stock

Stock Purchase Contracts

Stock Purchase Units

Warrants

TAMPA ELECTRIC COMPANY

Debt Securities

TECO Energy, Inc. may offer from time to time to sell debt securities consisting of debentures, notes or other evidences of indebtedness, preferred stock, common stock, stock purchase contracts, stock purchase units, and warrants or other rights to purchase common stock, preferred stock or debt securities. The debt securities may be senior, pari passu or subordinated to other indebtedness of ours. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

Tampa Electric Company may offer from time to time to sell debt securities consisting of debentures, notes or other evidences of indebtedness.

TECO Energy, Inc.’s common stock trades on the New York Stock Exchange under the symbol “TE”.

This prospectus provides you with a general description of the securities we may offer. We may offer the securities as separate series, in amounts, prices and on terms determined at the time of the sale. When we offer securities, we will provide a prospectus supplement or a term sheet describing the terms of the specific issue, including the offering price of the securities. You should read both this prospectus and any prospectus supplement or term sheet, together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 1 of this prospectus, before you make your investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is March 7, 2006

TECO Energy, Inc. and Tampa Electric Company • 702 North Franklin Street • Tampa, Florida 33602 • (813) 228-1111

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under the shelf process, we may, from time to time, issue and sell to the public any combination of the securities described in the registration statement in one or more offerings. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to one of our contracts or other documents, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website as indicated below under the heading “Where You Can Find More Information.”

In this prospectus, “we”, “our”, “ours” and “us” refer to TECO Energy, Inc. and Tampa Electric Company unless otherwise specified or the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

Both TECO Energy and Tampa Electric Company are subject to the reporting requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available on the SEC’s website at www.sec.gov. Copies of certain information filed by each of us with the SEC are also available on TECO Energy’s website at www.tecoenergy.com. Our website is not part of this prospectus. You may request a copy of the registration statement, including the exhibits to the registration statement, at no cost by writing or calling us at the address provided below under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to another document. Any information incorporated by reference is an important part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below, which we have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and before the termination of this offering; except that, unless we indicate otherwise, we do not incorporate any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Combined Annual Report on Form 10-K of TECO Energy and Tampa Electric Company for the fiscal year ended December 31, 2005;

•	Description of TECO Energy’s common stock contained in TECO Energy’s Registration Statement on Form 8-B, filed on July 13, 1981 (File No. 1-8180), including any amendment or reports filed for the purpose of updating such description;

•	Combined Current Report on Form 8-K of TECO Energy and Tampa Electric Company filed on January 31, 2006; and

•	Tampa Electric Company’s Current Report on Form 8-K filed on January 20, 2006.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Director of Investor Relations

TECO Energy, Inc.

702 North Franklin Street

Tampa, Florida 33602

(813) 228-1111

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or term sheet. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement or term sheet is accurate as of any date other than the date on the front of these documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or term sheet, and the documents we have incorporated by reference into this prospectus may contain statements about future events, expectations or future financial performance. These forward-looking statements are identifiable by our use of such words as “anticipate,” “believe,” “expect,” “intend,” “may,” “project,” “will” or other similar words or expressions.

Without limiting the foregoing, any statements relating to our:

•	anticipated capital investments;

•	liquidity and financing requirements;

•	projected operating results;

•	future transactions; and

•	other plans

are forward-looking statements. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks and actual results may differ materially from those discussed in these statements. When considering forward-looking statements, you should keep in mind the cautionary statements describing these uncertainties and business risks in this prospectus, any prospectus supplement or term sheet and the documents incorporated by reference, including the Investment Considerations included in our filings with the SEC.

You should keep in mind that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus or elsewhere might not occur.

TECO ENERGY

TECO Energy is a holding company with five core businesses, consisting of regulated electric and gas utility operations in Florida and three unregulated businesses. TECO Energy was incorporated in Florida in 1981 as part of a restructuring in which we became the parent of Tampa Electric Company. Tampa Electric Company, our largest subsidiary, has regulated electric and gas utility operations in separate divisions. TECO Energy’s unregulated businesses are involved in coal mining and synthetic fuel production and sale, marine transportation and electric generation and distribution in Guatemala.

TECO Energy’s principal executive offices are located at 702 North Franklin Street, Tampa, Florida 33602. TECO Energy’s telephone number is (813) 228-1111.

TAMPA ELECTRIC COMPANY

Tampa Electric Company is a public utility company that is a wholly owned subsidiary of TECO Energy. Its Tampa Electric division provides retail electric service to customers in west central Florida. Its Peoples Gas System division is engaged in the purchase and distribution of natural gas to residential, commercial and industrial and electric power generation customers throughout Florida.

Tampa Electric Company’s principal executive offices are located at 702 North Franklin Street, Tampa, Florida 33602. Tampa Electric Company’s telephone number is (813) 228-1111.

DESCRIPTION OF DEBT SECURITIES OF TECO ENERGY

For the purposes of this section, “we”, “our”, “ours” and “us” refer to TECO Energy, Inc.

The debt securities will be unsecured and, unless indicated otherwise in the applicable prospectus supplement or term sheet, will rank on parity with all our other unsecured and unsubordinated indebtedness. We will issue debt securities in one or more series under an indenture dated as of August 17, 1998 between TECO Energy and The Bank of New York, as trustee. We filed the indenture as an exhibit to Amendment No. 1 to TECO Energy’s Registration Statement on Form S-3 dated August 24, 1998 (Registration No. 333-60819). The following description of the terms of the debt securities summarizes only the material terms of the debt securities. The description is not complete, and we refer you to the indenture, which we incorporate by reference.

General

The indenture does not limit the aggregate principal amount of the debt securities or of any particular series of debt securities that we may issue under it. We are not required to issue debt securities of any series at the same time nor must the debt securities within any series bear interest at the same rate or mature on the same date.

Each time that we issue a new series of debt securities, the prospectus supplement or term sheet relating to that new series will describe the particular amount, price and other terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable or the method by which such date or dates will be determined;

•	the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue;

•	the date or dates on which any such interest will be payable and the record dates, if any, for any such interest payments;

•	if applicable, whether we may extend the interest payment periods and, if so, the permitted duration of any such extensions;

•	the place or places where the principal of and interest on the debt securities will be payable;

•	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund, purchase fund or analogous provision or at the option of the holder and the terms and conditions on which the debt securities may be redeemed or purchased pursuant to an obligation;

•	the denominations in which we will issue the debt securities, if other than denominations of $1,000;

•	the terms and conditions, if any, on which we may redeem the debt securities;

•	the currency, currencies or currency units in which we will pay the principal of and any premium and interest on the debt securities, if other than U.S. dollars, and the manner of determining the equivalent in U.S. dollars;

•	whether we will issue any debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security and any provisions regarding the transfer, exchange or legending of any such global security if different from those described below under the caption “Global Securities”;

•	any addition to, change in or deletion from the events of default or covenants described in this prospectus with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•	any index or formula used to determine the amount of principal of or any premium or interest on the debt securities and the manner of determining any such amounts;

•	any terms relating to the conversion of the debt security into our common stock, preferred stock or other security issuable by us;

•	any subordination of the debt securities to any of our other indebtedness; and

•	other material terms of the debt securities.

Unless the prospectus supplement or term sheet relating to the issuance of a series of debt securities indicates otherwise, the debt securities will have the following characteristics:

We will issue debt securities only in fully registered form, without coupons and, generally, in denominations of $1,000 or multiples of $1,000. We will not charge a service fee for the registration, transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with registration, transfer or exchange.

The principal of, and any premium and interest on, any debt securities will be payable at the corporate trust office of The Bank of New York in New York, New York. Debt securities will be exchangeable and transfers thereof will be registrable at this corporate trust office. Payment of any interest due on any debt security will be made to the person in whose name the debt security is registered at the close of business on the regular record date for interest.

We will have the right to redeem the debt securities only upon written notice mailed to the holders between 30 and 60 days prior to the redemption date.

If we plan to redeem the debt securities, before the redemption occurs, we are not required to:

•	issue, register the transfer of, or exchange any debt security of that series during the period beginning 15 days before we mail the notice of redemption and ending on the day we mail the notice; or

•	after we mail the notice of redemption, register the transfer of or exchange any debt security selected for redemption, except, if we are only redeeming a part of a debt security, we are required to register the transfer of or exchange the unredeemed portion of the debt security if the holder so requests.

We may offer and sell debt securities at a substantial discount below their principal amount. We will describe any applicable special federal income tax and other considerations, if any, in the relevant prospectus supplement or term sheet. We may also describe certain special federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars in the relevant prospectus supplement or term sheet.

The indenture does not provide special protection for the debt securities in the event we are involved in a highly leveraged transaction.

The debt securities are obligations exclusively of TECO Energy, Inc., which, as a holding company, has no material assets other than its ownership of the common stock of its subsidiaries, including Tampa Electric Company. We will rely entirely upon distributions from our subsidiaries to meet the payment obligations under the debt securities. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the debt securities or otherwise to make any funds available to us including the payment of dividends or other distributions or the extension of loans or advances. Furthermore, the ability of our subsidiaries to make any payments to us would be dependent upon the terms of any credit facilities of the subsidiaries and upon the subsidiaries’ earnings, which are subject to various business risks. In a bankruptcy or insolvency proceeding, claims of holders of the debt securities would be satisfied solely from our equity interests in our subsidiaries remaining after the satisfaction of claims of creditors of the subsidiaries. Accordingly, the debt securities are effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement or term sheet will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Consolidation, Merger, Etc.

We will not consolidate or merge with or into any other corporation or other organization, or sell, convey or transfer all or substantially all of our assets to any individual or organization, unless:

•	the successor is an individual or organization organized under the laws of the United States or any state thereof or the District of Columbia or under the laws of a foreign jurisdiction and such successor consents to the jurisdiction of the courts of the United States or any state thereof;

•	the successor or transferee expressly assumes our obligations under the indenture; and

•	the consolidation, merger, sale or transfer does not cause the occurrence of a default under the indenture.

Upon the assumption by the successor of our obligations under the indenture and the debt securities issued thereunder, and the satisfaction of any other conditions required by the indenture, the successor will succeed to and be substituted for us under the indenture.

Modification of the Indenture

The indenture provides that we or the trustee may modify or amend its terms with the consent of (i) the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series and (ii) 66 2/3% in aggregate principal amount of the outstanding debt securities of all affected series. However, without the consent of each holder of all of the outstanding debt securities affected by a modification, we may not:

•	change the date stated on the debt security on which any payment of principal or interest is stated to be due;

•	reduce the principal amount or any premium or interest on, any debt security, including in the case of a discounted debt security, the amount payable upon acceleration of the maturity thereof;

•	change the place of payment or currency of payment of principal of, or premium, if any, or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity (or, in the case of redemption, on or after the redemption date); or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture, for waiver of compliance with some provisions of the indenture or for waiver of some defaults.

Under limited circumstances and only upon the fulfillment of conditions, we and the trustee may make modifications and amendments of the indenture without the consent of any holders of the debt securities.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series except:

•	a default in the payment of principal of, or any premium or interest on, any debt security of that series;

•	in respect of a covenant or provision under the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Events of Default

An event of default with respect to debt securities of any series issued under the indenture is any one of the following events (unless inapplicable to the particular series, specifically modified or deleted as a term of such series or otherwise modified or deleted in an indenture supplemental to the indenture):

•	we fail to pay any interest on any debt security of that series when due, and such failure has continued for 30 days;

•	we fail to pay principal of or premium, if any, on any debt security of that series when due;

•	we fail to deposit any sinking fund payment in respect of any debt security of that series when due, and such failure has continued for 30 days;

•	we fail to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), and such failure has continued for 90 days after we receive written notice as provided in the indenture;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event defined as an event of default with respect to debt securities of a particular series.

If an event of default with respect to any series of debt securities occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any debt securities of that series are discounted debt securities, a portion of the principal amount that the terms of the series may specify) of all debt securities of that series to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul that declaration and its consequences. The prospectus supplement or term sheet relating to any series of debt securities which are discounted debt securities will specify the particular provisions relating to acceleration of a portion of the principal amount of the discounted debt securities upon the occurrence of an event of default and the continuation of the event of default.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to such provisions for security and indemnification of the trustee and other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

The holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to limitations specified in the indenture, interest on such debt security on its stated maturity date (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any of these payments.

We must furnish to the trustee an annual statement that to the best of our knowledge we are not in default in the performance and observance of any terms, provisions or conditions of the indenture or, if there has been such a default, specifying each default and its status.

Satisfaction and Discharge of the Indenture

We will have satisfied and discharged the indenture and it will cease to be in effect (except as to our obligations to compensate, reimburse and indemnify the trustee pursuant to the indenture and some other obligations) when we deposit or cause to be deposited with the trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit (or to the stated maturity date or earlier redemption date for debt securities that have been called for redemption).

Defeasance of Debt Securities

Unless otherwise provided in the prospectus supplement or term sheet for a series of debt securities, we may cause ourself (subject to the terms of the indenture) to be discharged from any and all obligations with respect to any debt securities or series of debt securities (except for certain obligations to register the transfer or exchange of such debt securities, to replace such debt securities if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) on and after the date the conditions set forth in the indenture are satisfied. Such conditions include the deposit with the trustee, in trust for such purpose, of money and/or U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the stated maturity date of such payments or upon redemption, as the case may be, in accordance with the terms of the indenture and such debt securities.

Under current Federal income tax law, the defeasance of the debt securities would be treated as a taxable exchange of the relevant debt securities in which holders of debt securities would recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includable in the absence of such defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

The Trustee

The trustee is The Bank of New York, which maintains banking relationships with us in the ordinary course of business and serves as trustee under other indentures with us and some of our affiliates.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK OF TECO ENERGY

For the purposes of this section, “we”, “our”, “ours” and “us” refer to TECO Energy, Inc.

We currently have authorized 10,000,000 shares of undesignated preferred stock, $1.00 par value per share, none of which were issued and outstanding as of the date of this prospectus. Under Florida law and our charter, our board is authorized to issue shares of preferred stock from time to time in one or more series without shareholder approval.

Subject to limitations prescribed by Florida law and our charter and by-laws, our board can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions as may be desired concerning voting, redemption, dividends, dissolution, or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

Our board is authorized to determine the voting rights of any series of preferred stock, subject to the following restrictions in our charter:

•	holders of shares of our preferred stock are not entitled to more than the lesser of (i) one vote per $100 of liquidation value and (ii) one vote per share, when voting as a class with the holders of shares of our common stock; and

•	holders of shares of our preferred stock are not entitled to vote on any matter separately as a class, other than (i) as required by Florida law, or (ii) as specified in the terms of the preferred stock, if the matter to be voted upon would affect the powers, preferences or special rights of the series or with respect to the election of directors in the event of our failure to pay dividends on the series.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the charter amendment establishing the terms of the preferred stock with the SEC. This description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for dividends;

•	whether dividends will be cumulative, partially cumulative or non-cumulative and, if cumulative or partially cumulative, the date from which the dividends will accumulate;

•	the procedures for any auction or remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into any series of our common stock, and, if applicable, the conversion price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank as follows:

•	senior to all classes or series of our common stock, and to all equity securities issued by us, the terms of which specifically provide that they rank junior to the preferred stock with respect to those rights;

•	on a parity with all equity securities we issue that do not rank senior or junior to the preferred stock with respect to those rights; and

•	junior to all equity securities we issue, the terms of which do not specifically provide that they rank on a parity with or junior to the preferred stock with respect to these rights.

As used for these purposes, the term “equity securities” does not include convertible debt securities.

DESCRIPTION OF COMMON STOCK OF TECO ENERGY

For the purposes of this section, “we”, “our”, “ours” and “us” refer to TECO Energy, Inc.

Our authorized common stock consists of 400,000,000 shares, $1.00 par value per share. At February 16, 2006, there were 208,324,908 shares of common stock issued and outstanding. The approximate number of shareholders of record of our common stock as of February 16, 2006 was 19,406.

Each share of our common stock is entitled to one vote on all matters requiring a vote of shareholders and, subject to the rights of the holders of any outstanding shares of preferred stock, are entitled to receive any dividends, in cash, securities or property, as our board may declare. We may not pay cash dividends on our common stock at any time when we have deferred interest payments on our 8.50% Junior Subordinated Notes Due 2041 issued in connection with the issuance of the 8.50% Trust Preferred Securities of TECO Capital Trust I or our 5.934% Junior Subordinated Notes Due January 15, 2007 underlying the 5.934% Trust Preferred Securities of TECO Capital Trust II originally issued as part of our 9.50% Adjustable Conversion-Rate Equity Security Units. Also, if the aggregate quarterly dividend payments on our common stock were to equal or exceed $50,000,000, subject to increase in the event we issue additional shares of common stock, we would not be able to declare or pay cash dividends on our common stock or make certain other distributions unless we had previously delivered liquidity projections satisfactory to the administrative agent under our $200 million credit facility demonstrating that we will have sufficient cash to pay such dividends and distributions and the three succeeding quarterly dividends.

In the event of our liquidation, dissolution or winding up, either voluntary or involuntary, subject to the rights of the holders of any outstanding shares of preferred stock, holders of common stock are entitled to share pro-rata in all of our remaining assets available for distribution.

The common stock issued by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The Bank of New York is the transfer agent and registrar for our common stock.

ANTI-TAKEOVER EFFECTS OF TECO ENERGY’S ARTICLES OF INCORPORATION AND

BYLAWS, FLORIDA LAW AND TECO ENERGY’S RIGHTS PLAN

For the purposes of this section, “we”, “our”, “ours” and “us” refer to TECO Energy, Inc.

Required Vote for Authorization of Certain Actions

Our Articles of Incorporation, which we refer to as our Articles, require the vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes and series entitled to vote generally in the election of directors for approval of certain business combinations, including certain mergers, asset sales, security issuances, recapitalizations and liquidations, involving us or our subsidiaries and certain acquiring persons (namely a person, entity or specified group which beneficially owns more than 10% of the voting power of the then outstanding shares of our capital stock entitled to vote generally in an election of directors), unless such business combination has been approved by a majority of disinterested directors, or the fair market value and other procedural requirements of our Articles are met.

Election and Removal of Directors

Our board of directors is divided into three classes. The directors in each class serve for a three year term, one class being elected each year by our stockholders. A vote of a majority of the board or 80% of the combined voting power of the then outstanding shares of stock, voting together as a single class, is required to remove a director, with or without cause. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for shareholders to replace a majority of the directors. Under the terms of our bylaws and Articles, these provisions cannot be changed without a supermajority vote of our shareholders.

Under Florida Law

Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The “Control Share Acquisitions” section of the Florida Business Corporation Act, or FBCA, generally provides that shares acquired in excess of certain specified thresholds, beginning at 20% of a corporation’s outstanding voting shares, will not possess any voting rights unless such voting rights are approved by a majority vote of the corporation’s disinterested shareholders. We have provided in our bylaws that the Control Share Acquisition Act shall not apply to us.

The “Affiliated Transactions” section of the FBCA generally requires majority approval by disinterested directors or supermajority approval of disinterested shareholders of certain specified transactions (such as a merger, consolidation, sale of assets, issuance or transfer of shares or reclassifications of securities) between a corporation and a holder of more than 10% of the outstanding shares of the corporation, or any affiliate of such shareholder.

Rights Plan

We have a shareholder rights plan. Under the plan, each outstanding share of our common stock carries with it a right, currently unexercisable, that if triggered permits the holder to purchase large amounts of our or any successor entity’s securities at a discount and/or trade those purchase rights separately from the common stock. The rights are triggered when a person acquires, or makes a tender or exchange offer to acquire, 10% of our common stock. The plan, however, prohibits the 10%-acquiror, or its affiliates, from exercising our shares’ purchase rights. As a result the acquiror’s interest in TECO Energy is substantially diluted. The rights expire in May 2009, subject to extension. We may also redeem the rights at a nominal price per right until 10 business days after a triggering event.

These and other provisions of our Articles, bylaws and rights plan could discourage potential acquisition proposals and could delay or prevent a change in control.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS OF TECO ENERGY

For the purposes of this section, “we”, “our”, “ours” and “us” refer to TECO Energy, Inc.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates (which we refer to as stock purchase contracts). The price per share of common stock or preferred stock and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts (which we refer to as stock purchase units). The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligation under the original stock purchase contract.

The applicable prospectus supplement will describe the material terms of the stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS AND OTHER PURCHASE RIGHTS OF TECO ENERGY

For the purposes of this section, “we”, “our”, “ours” and “us” refer to TECO Energy, Inc.

General

We may issue warrants and/or other rights to purchase debt securities (which we refer to as debt warrants), preferred stock (which we refer to as preferred stock warrants) or common stock (which we refer to as common stock warrants). We may issue any of these warrants or purchase rights (which we refer to generally as warrants) independently or together with other securities offered by this prospectus and attached to or separate from the other securities. If we issue warrants, we will issue them under warrant agreements between us and a bank or trust company, as agent, all of which will be described in the prospectus supplement relating to the warrants we are offering.

Debt Warrants

We will describe the terms of debt warrants offered in the applicable prospectus supplement, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title;

•	the aggregate number offered;

•	their issue price or prices;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise, and the procedures and conditions relating to exercise;

•	the designation and terms of any related debt securities and the number of debt warrants issued with each security;

•	if applicable, the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise, and the price at which that principal amount of debt securities may be purchased upon exercise;

•	the commencement and expiration dates of the right to exercise;

•	the maximum or minimum number which may be exercised at any time;

•	if applicable, a discussion of the material United States income tax considerations applicable to exercise;

•	and any other terms, including terms, procedures and limitations relating to exercise.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before exercising their debt warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments of principal of, premium, if any, or interest, if any, on the securities purchasable upon exercise.

Other Warrants

The applicable prospectus supplement will describe the following terms of preferred stock warrants or common stock warrants offered under this prospectus:

•	the title;

•	the securities issuable upon exercise;

•	the issue price or prices;

•	the number of warrants issued with each share of preferred stock or common stock;

•	any provisions for adjustment of (i) the number or amount of shares of preferred stock or common stock issuable upon exercise of the warrants or (ii) the exercise price;

•	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the commencement and expiration dates of the right to exercise;

•	the maximum and minimum number that may be exercised at any time; and

•	any other terms, including terms, procedures, and limitations relating to exchange or exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or shares of preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporate trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities or shares of preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES OF TAMPA ELECTRIC COMPANY

For the purposes of this section, “we”, “our”, “ours” and “us” refer to Tampa Electric Company.

The debt securities will be unsecured and, unless indicated otherwise in the applicable prospectus supplement or term sheet, will rank on parity with all our other unsecured and unsubordinated indebtedness. We will issue debt securities in one or more series under an indenture dated as of July 1, 1998 between Tampa Electric Company and The Bank of New York, as trustee. We filed the indenture as an exhibit to Amendment No. 1 to Tampa Electric Company’s Registration Statement on Form S-3 dated July 13, 1998 (Registration No. 333-55873). The following description of the terms of the debt securities summarizes only the material terms of the debt securities. The description is not complete and we refer you to the indenture, which we incorporate by reference.

General

The indenture does not limit the aggregate principal amount of the debt securities or of any particular series of debt securities that we may issue under it. We are not required to issue debt securities of any series at the same time nor must the debt securities within any series bear interest at the same rate or mature on the same date.

Each time that we issue a new series of debt securities, the prospectus supplement or term sheet relating to that new series will describe the particular amount, price and other terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable or the method by which such date or dates will be determined;

•	the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue;

•	the date or dates on which any such interest will be payable and the record dates, if any, for any such interest payments;

•	if applicable, whether we may extend the interest payment periods and, if so, the permitted duration of any such extensions;

•	the place or places where the principal of and interest on the debt securities will be payable;

•	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund, purchase fund or similar provision or at the option of the holder and the terms and conditions on which the debt securities may be redeemed or purchased pursuant to an obligation;

•	the denominations in which we will issue the debt securities, if other than denominations of $1,000;

•	the terms and conditions, if any, on which we may redeem the debt securities;

•	the currency, currencies or currency units in which we will pay the principal of and any premium and interest on the debt securities, if other than U.S. dollars, and the manner of determining the equivalent in U.S. dollars;

•	whether we will issue any debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security and any provisions regarding the transfer, exchange or legending of any such global security if different from those described below under the caption “Global Securities;”

•	any addition to, change in or deletion from the events of default or covenants described in this prospectus with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•	any index or formula used to determine the amount of principal of or any premium or interest on the debt securities and the manner of determining any such amounts;

•	any subordination of the debt securities to any other indebtedness of the Company; and

•	other material terms of the debt securities.

Unless the prospectus supplement or term sheet relating to the issuance of a series of debt securities indicates otherwise, the debt securities will have the following characteristics:

We will issue debt securities only in fully registered form, without coupons and in denominations of $1,000 or multiples of $1,000. We will not charge a service fee for the registration, transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with registration, transfer or exchange.

The principal of, and any premium and interest on, any debt securities will be payable at the corporate trust office of The Bank of New York in New York, New York. Debt securities will be exchangeable and transfers thereof will be registrable at this corporate trust office. Payment of any interest due on any debt security will be made to the person in whose name the debt security is registered at the close of business on the regular record date for interest.

We will have the right to redeem the debt securities only upon written notice mailed between 30 and 60 days prior to the redemption date.

If we plan to redeem the debt securities, before the redemption occurs we are not required to:

•	issue, register the transfer of, or exchange any debt security of that series during the period beginning 15 days before we mail the notice of redemption and ending on the day we mail the notice; or

•	after we mail the notice of redemption, register the transfer of or exchange any debt security selected for redemption, except if we are only redeeming a part of a debt security, we are required to register the transfer of or exchange the unredeemed portion of the debt security if the holder so requests.

We may offer and sell debt securities at a substantial discount below their principal amount. We will describe any applicable special federal income tax and other considerations, if any, in the relevant prospectus supplement or term sheet. We may also describe in the relevant prospectus supplement or term sheet certain special federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars.

The indenture does not provide special protection for the debt securities in the event we are involved in a highly leveraged transaction.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement or term sheet will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Consolidation, Merger, Etc.

We will not consolidate or merge with or into any other corporation or other organization, or sell, convey or transfer all or substantially all of our assets to any individual or organization, unless:

•	the successor is an individual or organization organized under the laws of the United States or any state thereof or the District of Columbia or under the laws of a foreign jurisdiction and such successor consents to the jurisdiction of the courts of the United States or any state thereof;

•	the successor or transferee expressly assumes our obligations under the indenture; and

•	the consolidation, merger, sale or transfer does not cause the occurrence of a default under the indenture.

Upon the assumption by the successor of our obligations under the indenture and the debt securities issued thereunder, and the satisfaction of any other conditions required by the indenture, the successor will succeed to and be substituted for us under the indenture.

Modification of the Indenture

The indenture provides that we or the trustee may modify or amend its terms with the consent of (i) the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series and (ii) 66 2/3% in aggregate principal amount of the outstanding debt securities of all affected series. However, without the consent of each holder of all of the outstanding debt securities affected by that modification, we may not:

•	change the date stated on the debt security on which any payment of principal or interest is stated to be due;

•	reduce the principal amount or any premium or interest on, any debt security, including in the case of a discounted debt security, the amount payable upon acceleration of the maturity thereof;

•	change the place of payment or currency of payment of principal of, or premium, if any, or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity (or, in the case of redemption, on or after the redemption date); or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture, for waiver of compliance with some provisions of the indenture or for waiver of some defaults.

Under limited circumstances and only upon the fulfillment of conditions, we and the trustee may make modifications and amendments of the indenture without the consent of any holders of the debt securities.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series except:

•	a default in the payment of principal of, or any premium or interest on, any debt security of that series;

•	a default of a covenant or provision under the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Events of Default

An event of default with respect to debt securities of any series issued under the indenture is any one of the following events (unless inapplicable to the particular series, specifically modified or deleted as a term of such series or otherwise modified or deleted in an indenture supplemental to the indenture):

•	we fail to pay any interest on any debt security of that series when due, and such failure has continued for 30 days;

•	we fail to pay principal of or any premium on any debt security of that series when due;

•	we fail to deposit any sinking fund payment in respect of any debt security of that series when due, and such failure has continued for 30 days;

•	we fail to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), and such failure has continued for 90 days after we receive written notice as provided in the indenture;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event defined as an event of default with respect to debt securities of a particular series.

If an event of default with respect to any series of debt securities occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any debt securities of that series are discounted debt securities, a portion of the principal amount that the terms of the series may specify) of all debt securities of that series to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul that declaration and its consequences. The prospectus supplement or term sheet relating to any series of debt securities that are discounted debt securities will specify the particular provisions relating to acceleration of a portion of the principal amount of the discounted debt securities upon the occurrence of an event of default and the continuation of the event of default.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to such provisions for security and indemnification of the trustee and other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

The holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to limitations specified in the indenture, interest on such debt security on its stated maturity date (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any of these payments.

We must furnish to the trustee an annual statement that to the best of our knowledge we are not in default in the performance and observance of any terms, provisions or conditions of the indenture or, if there has been such a default, specifying each default and its status.

Satisfaction and Discharge of the Indenture

We will have satisfied and discharged the indenture and it will cease to be in effect (except as to our obligations to compensate, reimburse and indemnify the trustee pursuant to the indenture and some other obligations) when we deposit or cause to be deposited with the trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit (or to the stated maturity date or earlier redemption date for debt securities that have been called for redemption).

Defeasance of Debt Securities

Unless otherwise provided in the prospectus supplement or term sheet for a series of debt securities, and subject to the terms of the indenture, we may request to be discharged from any and all obligations with respect to any debt securities or series of debt securities (except for certain obligations to register the transfer or exchange of such debt securities, to replace such debt securities if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) on and after the date the conditions set forth in the indenture are satisfied. Such conditions include the deposit with the trustee, in trust for such purpose, of money and/or U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the stated maturity date of such payments or upon redemption, as the case may be, in accordance with the terms of the indenture and such debt securities.

Under current federal income tax law, the defeasance of the debt securities would be treated as a taxable exchange of the relevant debt securities in which holders of debt securities would recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includable in the absence of such defeasance. Prospective investors should consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than the federal income tax laws.

The Trustee

The trustee is The Bank of New York, which maintains banking relationships with us in the ordinary course of business and serves as trustee under other indentures with us and some of our affiliates.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

USE OF PROCEEDS

We will describe in the applicable prospectus supplement how we intend to use the net proceeds from the sale of the securities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Edwards Angell Palmer & Dodge LLP, Boston, Massachusetts. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of TECO Energy incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 of TECO Energy have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and financial statement schedules of Tampa Electric Company incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 of Tampa Electric Company have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Not applicable.

Item 15.	Indemnification of Directors and Officers

The bylaws of TECO Energy, Inc. and Tampa Electric Company provide that we will indemnify to the full extent permitted by the law any person who is or was a party to any threatened, pending or completed proceeding, because such person is or was a director or officer for us or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in our bylaws is expressly not exclusive of all other rights to which the person may be entitled as a matter of law.

Section 607.0850 of the Florida Business Corporation Act provides that a corporation may indemnify each person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the registrant where the person involved is adjudged to be liable to the corporation, except to the extent approved by a court.

TECO Energy, Inc. maintains an insurance policy on behalf of the directors and officers of TECO Energy, Inc. and Tampa Electric Company, covering certain liabilities that may be incurred by the directors and officers when acting in their capacities as such.

If the securities are sold to or through underwriters or agents, the agreement with such underwriters or agents will provide that such underwriters or agents will indemnify our directors and officers against certain liabilities, including certain liabilities under the Securities Act.

Item 16.	Exhibits

See Exhibit Index immediately following the signature page hereof, which is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by directors, officers or controlling persons of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on March 6, 2006.

TECO ENERGY, INC.

By:	/s/ GORDON L. GILLETTE
Gordon L. Gillette
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of TECO Energy, Inc., hereby severally constitute and appoint Gordon L. Gillette and David E. Schwartz our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including post-effective amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of March 6, 2006.

Signature	Title

/s/ S. W. HUDSON S. W. Hudson	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)

/s/ G. L. GILLETTE G. L. Gillette	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ S. M. PAYNE S. M. Payne	Vice President-Corporate Accounting and Tax (Principal Accounting Officer)

/s/ C. D. AUSLEY C. D. Ausley	Director

/s/ S. L. BALDWIN S. L. Baldwin	Director

/s/ J. L. FERMAN, JR. J. L. Ferman, Jr.	Director

/s/ L. GUINOT, JR. L. Guinot, Jr.	Director

/s/ L. A. PENN L. A. Penn	Director

/s/ T. L. RANKIN T. L. Rankin	Director

/s/ W. D. ROCKFORD W. D. Rockford	Director

Director
W. P. Sovey

/s/ J. T. TOUCHTON J. T. Touchton	Director

/s/ J. O. WELCH, JR. J. O. Welch, Jr.	Director

/s/ P. L. WHITING P. L. Whiting	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on March 6, 2006.

TAMPA ELECTRIC COMPANY

By:	/s/ GORDON L. GILLETTE
Gordon L. Gillette
Senior Vice President-Finance and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Tampa Electric Company, hereby severally constitute and appoint Gordon L. Gillette and David E. Schwartz our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including post-effective amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of March 6, 2006.

Signature	Title

/s/ S. W. HUDSON S. W. Hudson	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)

/s/ G. L. GILLETTE G. L. Gillette	Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer)

/s/ P. L. BARRINGER P. L. Barringer	Chief Accounting Officer (Principal Accounting Officer)

/s/ C. D. AUSLEY C. D. Ausley	Director

/s/ S. L. BALDWIN S. L. Baldwin	Director

/s/ J. L. FERMAN, JR. J. L. Ferman, Jr.	Director

/s/ L. GUINOT, JR. L. Guinot, Jr.	Director

/s/ L. A. PENN L. A. Penn	Director

/s/ T. L. RANKIN T. L. Rankin	Director

/s/ W. D. ROCKFORD W. D. Rockford	Director

Director
W. P. Sovey

/s/ J. T. TOUCHTON J. T. Touchton	Director

/s/ J. O. WELCH, JR. J. O. Welch, Jr.	Director

/s/ P. L. WHITING P. L. Whiting	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement for debt securities and/or warrants to purchase debt securities.*

1.2	Form of Underwriting Agreement for equity securities and/or warrants to purchase equity securities.*

1.3	Form of Distribution Agreement.*

4.1	Articles of Incorporation of TECO Energy, Inc., as amended on April 20, 1993. Filed as Exhibit 3 to TECO Energy, Inc.’s, Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 and incorporated herein by reference.

4.2	Bylaws of TECO Energy, Inc., as amended effective July 6, 2004. Filed as Exhibit 3.2 to TECO Energy, Inc.’s Registration Statement on Form S-4 (No. 333-117701) and incorporated herein by reference.

4.3	Restated Articles of Incorporation of Tampa Electric Company, as amended on December 6, 1982. Filed as Exhibit 3 to Tampa Electric Company’s Registration Statement (No. 2-70653) and incorporated herein by reference.

4.4	Bylaws of Tampa Electric Company, as amended effective April 16, 1997. Filed as Exhibit 3 to Tampa Electric Company’s Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.

4.5	Indenture dated as of August 17, 1998 between TECO Energy, Inc. and The Bank of New York, as trustee. Filed as Exhibit 4 to TECO Energy, Inc.’s Amendment No. 1 to Registration Statement on Form S-3 (No. 333-60819) and incorporated herein by reference.

4.6	Third Supplemental Indenture dated as of December 1, 2000 between TECO Energy, Inc. and The Bank of New York, as trustee (with respect to amending Section 801 of the Indenture dated as of August 17, 1998 identified in Exhibit 4.5 above). Filed as Exhibit 4.21 to TECO Energy, Inc.’s Form 8-K dated December 2, 2000 and incorporated herein by reference.

4.7	Indenture dated as of July 1, 1998 between Tampa Electric Company and The Bank of New York, as trustee. Filed as Exhibit 4.1 to Tampa Electric Company’s Amendment No. 1 to Registration Statement on Form S-3 (No. 333-55873) and incorporated herein by reference.

4.8	Third Supplemental Indenture dated as of June 15, 2001 between Tampa Electric Company and The Bank of New York, as trustee (with respect to amending Section 801 of the Indenture dated as of July 1, 1998 identified in Exhibit 4.7 above). Filed as Exhibit 4.2 to Tampa Electric Company’s Form 8-K dated June 25, 2001 and incorporated herein by reference.

4.9	Renewed Rights Agreement between TECO Energy, Inc. and The Bank of New York, as Rights Agent, as amended and restated as of February 2, 2004. Filed as Exhibit 1 to TECO Energy, Inc.’s Amendment No. 1 to Registration Statement on Form 8-A filed on February 23, 2004 with the Commission and incorporated herein by reference.

4.10	Form of Note of TECO Energy, Inc.*

4.11	Form of Note of Tampa Electric Company.*

4.12	Form of Warrant Agreement.*

4.13	Form of Purchase Contract Agreement.*

4.14	Form of Unit Agreement.*

4.15	Form of Unit Certificate.*

5.1	Opinion of Edwards Angell Palmer & Dodge LLP. Filed herewith.

12.1	Computation of Ratio of Earnings to Fixed Charges of TECO Energy, Inc. Filed as Exhibit 12.1 to TECO Energy, Inc.’s Annual Report on Form 10-K for the period ended December 31, 2005 and incorporated herein by reference.

12.2	Computation of Ratio of Earnings to Fixed Charges of Tampa Electric Company. Filed as Exhibit 12.2 to Tampa Electric Company’s Annual Report on Form 10-K for the period ended December 31, 2005 and incorporated herein by reference.

23.1	Consent of PricewaterhouseCoopers LLP - TECO Energy, Inc. Filed herewith.

23.2	Consent of PricewaterhouseCoopers LLP - Tampa Electric Company. Filed herewith.

23.3	Consent of Edwards Angell Palmer & Dodge LLP (included in Exhibit 5.1).

23.4	Consent of Marshall Miller & Associates, Inc. Filed herewith.

24.1	Power of Attorney – TECO Energy, Inc. (included on signature page of this Registration Statement).

24.2	Power of Attorney – Tampa Electric Company (included on signature page of this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 in respect of the Indenture of TECO Energy, Inc. listed above as Exhibit 4.5. Filed herewith.

25.2	Statement of Eligibility of Trustee on Form T-1 in respect of the Indenture of Tampa Electric Company listed above as Exhibit 4.6. Filed herewith.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference by post-effective amendment.